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                                                                    EXHIBIT 10.1

                 NOTICE OF PARTIAL PREFERRED STOCK REDEMPTION BY

                              TAUBMAN CENTERS, INC.
                     OF 3,480,000 OUTSTANDING SHARES OF ITS
              8.30% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK,
                            PAR VALUE $0.01 PER SHARE
                                 CUSIP 876664202

                                                                   June 10, 2005

To: Holders of 8.30% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share

         Notice is hereby given that, Taubman Centers, Inc., (the "Company"), pursuant to the provisions of its Restated Articles of Incorporation relating to the 8.30% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") of the Company, has called for a redemption on July 11, 2005 (the "Redemption Date"), 3,480,000 of its 8,000,000 outstanding shares of its Series A Preferred Stock. The shares of Series A Preferred Stock to be redeemed have been selected pro rata from each holder of Series A Preferred Stock, as nearly as may be practicable without creating fractional shares.

         This Notice of Redemption means that a portion of your shares of Series A Preferred Stock have been called for redemption. The total number of shares of your Series A Preferred Stock which have been called for redemption is shown in "Box 3" on the enclosed Letter of Transmittal and will be paid at the redemption price below. The total number of shares of your Series A Preferred Stock which have been called for redemption will not be available for transfer, sale or any other action from June 10, 2005 to July 11, 2005 pursuant to the redemption process. Carefully read this Notice of Redemption, together with the accompanying Letter of Transmittal and the instructions contained therein, before filling out the Letter of Transmittal.

                             REDEMPTION REQUIREMENTS

         The redemption price is $25.00 plus accrued dividends of $0.0576389 per share to the Redemption Date (the "Redemption Price"). Please consult your tax advisor to determine the tax treatment of the redemption payment. Rights of the holders of the 3,480,000 shares of Series A Preferred Stock called for redemption shall be limited to receipt of the Redemption Price. Payment of the total Redemption Price will be made on or after the Redemption Date upon presentation and surrender of certificates for shares of Series A Preferred Stock to Mellon Investor Services L.L.C. as the Redemption Agent (the "Agent"), as follows:

BY MAIL:                                     BY HAND:

Mellon Investor Services LLC                 Mellon Investor Services LLC
P.O. Box 3202                                120 Broadway, 13th Floor
South Hackensack, NJ 07606                   New York, NY 10271
Attn: Reorganization Department              Attn: Reorganization Department

BY OVERNIGHT DELIVERY:                       TOLL FREE NUMBER:

Mellon Investor Services LLC                  1-800-777-3674
85 Challenger Road - Mail Drop Reorg
Ridgefield, NJ 07660
Attn: Reorganization Department

         The method of delivery of the certificate(s) is at the option and risk of the owner. If sent by mail, registered mail, properly insured, is recommended. From and after the Redemption Date, the 3,480,000 shares of the total 8,000,000 shares of Series A Preferred Stock which have been called for redemption will be deemed to be no longer outstanding. Dividends on the 3,480,000 shares of Series A Preferred Stock which have been called for redemption will cease to accrue, and the holders will be entitled to no rights as such holders except the right to receive payment of the total Redemption Price.